Exhibit 99.1

For Release:  4:01 p.m. Eastern, November 7, 2013

MOLYCORP REPORTS THIRD QUARTER 2013 RESULTS

HIGHLIGHTS:

•

Total volume amounted to 3,620 metric tons (mt), a 19% increase over the second quarter, at an average selling price (ASP) of $41.18 per kilogram. Net revenues for the quarter were $149.1 million,  up 9% from the second quarter of the year.

•	The Company reported a net loss of $0.43 per share for the quarter. The Company reported a net loss of $0.27 per share for the quarter on an adjusted non-GAAP basis.

•

In the Chemicals and Oxides segment, volume of its advanced materials and other products, including mixed oxides, increased 34% from the second quarter. Pricing also increased 4% from the second quarter to drive revenues to $58.0 million, nearly a 40% increase over the same period.

•

In the Magnetic Materials and Alloys segment, volume of Magnequench bonded Neo Powders™ and other alloys increased 20% from the second quarter. Pricing decreased 9% to drive revenues to $72.6 million, a 10% increase over the same period.

Greenwood Village, CO (November 7, 2013, 4:01 p.m. Eastern) — Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the third quarter of 2013.

THIRD QUARTER 2013 RESULTS

The Company reported consolidated net revenues of $149.1 million, a 9% increase over the second quarter of 2013. The increase in revenues was primarily attributable to higher product volumes and slightly higher ASPs in the Chemicals and Oxides segment and higher product volumes for its Magnetic Materials and Alloys segment.

During the third quarter, the Company sold 3,620 mt of product at an ASP of $41.18 per kilogram, and generated a gross loss of $17.8 million. This compares to volume sales of 3,039 mt at an ASP of $45.04 per kilogram and a gross loss of $18.5 million during the second quarter of 2013.

Molycorp reported a loss attributable to common stockholders of $72.8 million, or $0.43 per share. Adjusted loss per share of $0.27 in the third quarter 2013 eliminates the effect of operational expansion items, out-of-ordinary business expenses, and certain other non-cash items.

The Company reported negative cash flows from operating activities of $90.0 million during the first nine months of 2013, and had $173.9 million in cash and cash equivalents as of September 30, 2013. During the quarter the company reported negative operating cash flow of $16.0 million, a 54% improvement over the prior quarter of negative $34.7 million.

During the three months ended September 30, 2013, Molycorp's capital expenditures were $69.9 million on a cash basis. For the remainder of 2013, the Company estimates that its capital expenditures will total approximately $60  million.

CONFERENCE CALL TODAY AT 4:30 P.M. EASTERN DAYLIGHT TIME

Molycorp will conduct a conference call today to discuss these results at 4:30 p.m. EDT, hosted by Mr. Karayannopoulos, President and Chief Executive Officer, Michael Doolan, Executive Vice President and Chief Financial Officer, and Geoff Bedford, Executive Vice President and Chief Operating Officer. Investors interested in participating in the live call from the U.S. should dial +1 (877) 474-9503 and reference passcode number 859736683. Those calling from outside the U.S. should dial +1 (857) 244-7556 and reference the same passcode as above.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA

Adjusted net loss is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. EBITDA is also a non-GAAP measure that excludes interest, tax, depreciation and amortization. Adjusted EBITDA consists of EBITDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company's management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes adjusted net loss, EBITDA and adjusted EBITDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062

Vice President Corporate Communications

Jim.Sims@Molycorp.com

Brian Blackman, +1 (303) 843-8067

Vice President Investor Relations

Brian.Blackman@Molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS

MOLYCORP, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$173,914	$227,790
Trade accounts receivable, net	58,200	52,430
Inventory	183,441	287,376
Deferred charges	3,080	9,412
Deferred tax assets	8,478	9,789
Income tax receivable	20,296	25,087
Prepaid expenses and other current assets	25,660	21,794
Total current assets	473,069	633,678
Non-current assets:
Deposits	25,997	26,769
Property, plant and equipment, net	1,779,084	1,544,304
Inventory	24,325	26,096
Intangible assets, net	419,471	450,938
Investments	58,749	64,036
Goodwill	239,742	239,742
Other non-current assets	6,839	6,972
Total non-current assets	2,554,207	2,358,857
Total assets	$3,027,276	$2,992,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$107,882	$241,994
Accrued expenses	61,445	59,013
Income tax payable	1,708	15,267
Debt and capital lease obligations	16,673	39,604
Other current liabilities	6,689	3,539
Total current liabilities	194,397	359,417
Non-current liabilities:
Asset retirement obligation	14,084	18,586
Deferred tax liabilities	125,142	160,675
Debt and capital lease obligations	1,356,256	1,188,832
Derivative liability	6,819	7,816
Pension liabilities	3,431	3,292
Other non-current liabilities	2,052	2,659
Total non-current liabilities	1,507,784	1,381,860
Total liabilities	$1,702,181	$1,741,277

MOLYCORP, INC.

Consolidated Balance Sheets (Continued)

(In thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012

Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at September 30, 2013	189	139
Preferred stock, $0.001 par value; 5,000,000 shares authorized at September 30, 2013	2	2
Additional paid-in capital	1,946,742	1,691,429
Accumulated other comprehensive loss	(7,848)	(9,433)
Accumulated deficit	(646,163)	(466,091)
Total Molycorp stockholders’ equity	1,292,922	1,216,046
Noncontrolling interests	32,173	35,212
Total stockholders’ equity	1,325,095	1,251,258
Total liabilities and stockholders’ equity	$3,027,276	$2,992,535

TABLE 2: INCOME STATEMENTS

MOLYCORP, INC.

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$149,066	$205,205	$430,580	$394,085
Costs of sales:
Costs excluding depreciation and amortization	(150,444)	(183,227)	(421,699)	(336,654)
Depreciation and amortization	(16,400)	(10,612)	(49,283)	(19,065)
Gross (loss) profit	(17,778)	11,366	(40,402)	38,366
Operating expenses:
Selling, general and administrative	(24,399)	(31,349)	(76,446)	(78,583)
Corporate development	(69)	(1,073)	(256)	(19,379)
Depreciation, amortization and accretion	(10,072)	(9,584)	(26,273)	(12,188)
Research and development	(5,565)	(8,929)	(18,476)	(18,628)
Impairment of goodwill and other long-lived assets	(1,118)	—	(1,495)	—
Operating loss	(59,001)	(39,569)	(163,348)	(90,412)
Other (expense) income:
Other income (expense)	(657)	(57)	1,430	(37,615)
Foreign exchange (loss) gain , net	(234)	1,910	1,044	724
Interest expense, net of capitalized interest	(16,289)	(5,269)	(42,807)	(14,989)
	(17,180)	(3,416)	(40,333)	(51,880)
Loss before income taxes and equity earnings	(76,181)	(42,985)	(203,681)	(142,292)
Income tax benefit	12,902	28,956	38,922	58,442
Equity in results of affiliates	(2,334)	(662)	(8,690)	(1,146)
Loss from continuing operations	(65,613)	(14,691)	(173,449)	(84,996)
Loss from discontinued operations, net of tax	(4,186)	(760)	(5,190)	(860)
Net loss	(69,799)	(15,451)	(178,639)	(85,856)
Net income attributable to noncontrolling interest	(130)	(3,440)	(1,433)	(4,120)
Net loss attributable to Molycorp stockholders	$(69,929)	$(18,891)	$(180,072)	$(89,976)

Net loss	$(69,799)	$(15,451)	$(178,639)	$(85,856)
Other comprehensive income:
Foreign currency translation adjustments	4,217	526	1,585	(1,165)
Comprehensive loss	$(65,582)	$(14,925)	$(177,054)	$(87,021)
Comprehensive loss attributable to:
Molycorp stockholders	(65,452)	(11,485)	(175,621)	(82,901)
Noncontrolling interest	(130)	(3,440)	(1,433)	(4,120)
	$(65,582)	$(14,925)	$(177,054)	$(87,021)

Loss per share of common stock:
Basic:
Continuing operations	$(0.41)	$(0.18)	$(1.12)	$(0.97)
Discontinued operations	(0.02)	(0.01)	(0.03)	(0.01)
	$(0.43)	$(0.19)	$(1.16)	$(0.97)
Diluted:
Continuing operations	$(0.41)	$(0.18)	$(1.12)	$(0.97)
Discontinued operations	(0.02)	(0.01)	(0.03)	(0.01)
	$(0.43)	$(0.19)	$(1.16)	$(0.97)

 TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(178,639)	$(85,856)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	75,870	31,426
Deferred income tax benefit	(36,399)	(35,179)
Inventory write-downs	74,475	41,082
Release of inventory step-up value	5,650	26,428
Impairment of long-lived assets	4,949	—
Stock-based compensation expense	2,399	3,179
Allowance for doubtful accounts	—	2,500
Foreign exchange loss	(145)	—
Equity in results of affiliates	8,690	1,146
Other operating adjustments	(1,651)	167
Net change in operating assets and liabilities	(45,212)	(32,081)
Net cash used in operating activities	(90,013)	(47,188)
Cash flows from investing activities:
Cash paid in connection with acquisition, net of cash acquired	—	(591,011)
Investment in joint ventures	(3,423)	(28,130)
Deposits	—	(516)
Capital expenditures	(334,597)	(644,683)
Other investing activities	(364)	4,953
Net cash used in investing activities	(338,384)	(1,259,387)
Cash flows from financing activities:
Capital contributions	—	390,225
Repayments of debt	(25,990)	(228,431)
Net proceeds from sale of common stock	248,150	132,471
Net proceeds from sale of Senior Notes	—	635,373
Issuance of 5.50% Convertible Notes	165,600	—
Issuance of 6.00% Convertible Notes	—	395,712
Payments of preferred dividends	(8,539)	(8,539)
Proceeds from debt	—	9,456
Dividend paid to noncontrolling interests	(4,472)	—
Other financing activities	(797)	(3,331)
Net cash provided by financing activities	373,952	1,322,936
Effect of exchange rate changes on cash	569	809
Net change in cash and cash equivalents	(53,876)	17,170
Cash and cash equivalents at beginning of the period	227,790	418,855
Cash and cash equivalents at end of period	$173,914	$436,025

TABLE 4: SEGMENT INFORMATION

			Magnetic
		Chemicals and	Materials and		Corporate and		Total Molycorp,
Three months ended September 30, 2013	Resources	Oxides	Alloys	Rare Metals	other(a)	Eliminations(b)	Inc.

Revenues:	(In thousands of dollars)
External	4,655	50,791	72,626	20,994		—	149,066
Intersegment	8,858	7,174	—	—		(16,032)	—
Total revenues	13,513	57,965	72,626	20,994		(16,032)	149,066
Depreciation, amortization and accretion	(10,853)	(5,960)	(7,458)	(2,144)	(57)	—	(26,472)
Operating (loss) income	(55,526)	(1,399)	11,062	(3,055)	(10,806)	723	(59,001)
(Loss) income before income taxes and equity earnings	(56,139)	(1,527)	39,291	(4,807)	(53,722)	723	(76,181)
Total assets at September 30, 2013	1,880,127	567,207	621,127	100,794	1,329,485	(1,471,464)	3,027,276
Capital expenditures (c)	57,637	1,573	1,457	1,946	77	—	62,690

			Magnetic
		Chemicals and	Materials and		Corporate and		Total Molycorp,
Three months ended September 30, 2012	Resources	Oxides	Alloys	Rare Metals	other(a)	Eliminations(b)	Inc.

Revenues:	(In thousands of dollars)
External	17,150	87,820	74,789	25,446		—	205,205
Intersegment	3,745	11,559	—	—		(15,304)	—
Total revenues	20,895	99,379	74,789	25,446		(15,304)	205,205
Depreciation, amortization and accretion	(4,035)	(5,685)	(8,857)	(1,576)	(43)	—	(20,196)
Operating (loss) income	(23,966)	2,149	1,419	(3,014)	(16,526)	369	(39,569)
(Loss) income before income taxes and equity earnings	(25,506)	1,201	1,215	(3,052)	(17,212)	369	(42,985)
Capital expenditures (c)	187,611	2,597	1,432	2,837	1,387	—	195,864

(a)

Corporate loss before income taxes and equity earnings includes business development costs, personnel and related costs, including stock-based compensation expense, accounting and legal fees, occupancy expense, information technology costs and interest expense. Total corporate assets is comprised primarily of cash and cash equivalents.

(b)

The net elimination in operating results includes costs of sales eliminations of $16,755 and $15,673 for the three months ended September 30, 2013 and 2012, respectively. Costs of sales eliminations consist of intercompany gross profits as well as eliminations of lower of cost or market adjustments related to intercompany inventory. The total assets elimination is comprised primarily of intercompany investments and intercompany accounts receivable and profits in inventory.

(c)	On an accrual basis excluding capitalized interest.

TABLE 5: LOSS PER SHARE

	Three Months Ended September 30,
(In thousands, except share and per share amounts)	2013	2012
Net loss attributable to Molycorp stockholders:	$(69,929)	$(18,891)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
Loss attributable to common stockholders	(72,775)	(21,737)

Continuing operations	(68,589)	(20,977)
Discontinued operations	(4,186)	(760)
	$(72,775)	$(21,737)

Weighted average common shares outstanding—basic	168,114,266	117,086,022
Basic loss per share:
Continuing operations	$(0.41)	$(0.18)
Discontinued operations	(0.02)	(0.01)
	$(0.43)	$(0.19)

Diluted loss per share:
Continuing operations	$(0.41)	$(0.18)
Discontinued operations	(0.02)	(0.01)
	$(0.43)	$(0.19)

TABLE 6: PRODUCT REVENUES, VOLUMES, ASP

	Three Months Ended September 30,
Revenues (in thousands)	2013	2012
Resources (1)	$13,513	$20,895
Chemicals and Oxides (2)	57,965	99,379
Magnetic Materials and Alloys (3)	72,626	74,789
Rare Metals (4)	20,994	25,446
Intersegments eliminations	(16,032)	(15,304)
Total Net Revenues	$149,066	$205,205

	Three Months Ended September 30,
Volumes (in metric tons)	2013	2012
Resources	1,080	835
Chemicals and Oxides	1,696	1,933
Magnetic Materials and Alloys	1,783	1,527
Rare Metals	102	96
Intersegments eliminations	(1,041)	(720)
	3,620	3,671

	Three Months Ended September 30,
ASP per kilogram	2013	2012
Resources	$12.51	$25.02
Chemicals and Oxides	$34.18	$51.41
Magnetic Materials and Alloys	$40.73	$48.98
Rare Metals	$205.82	$269.22

1. The Resources segment includes the Company's operations at its Molycorp Mountain Pass facility where it conducts rare earth minerals extraction to produce: purified unseparated light rare earth concentrates; separated rare earth oxides, or REO, including lanthanum, cerium and neodymium/praseodymium; heavy rare earth concentrate, which includes samarium, europium, gadolinium, or SEG, terbium, dysprosium, and others; and SorbX™, a line of proprietary rare earth-based water treatment products.

2. The Chemicals and Oxides division includes: production of REO at the Company's operations in Sillamäe, Estonia; heavy rare earth oxides other custom engineered materials from the Company's facilities in Jiangyin, Jiangsu Province, China; and production of REO, salts of rare earth elements, zirconium-based engineered materials and mixed rare earth/zirconium oxides from the Company's facilities in Zibo, Shandong Province, China. Rare earth and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes: the production of Neo Powders™ through the Company's wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at the Molycorp Metals and Alloys facility, located in Tolleson, Arizona. Neo Powders™ are used in micro motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, and reduced weight.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment include the following: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario; Sagard, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, light-emitting diode, flat panel display, turbine, solar, catalyst, steel additive, electronics applications, and others. In July 2013, the Company committed to a plan to discontinue operations at its Napanee, Ontario – Canada facility by the end of fiscal 2013 due to a declining demand for rhenium combined with unfavorable operating costs in this particular recycling sector. Therefore, the operating results of the Napanee facility were included in discontinued operations for the three and nine months ended September 30, 2013, and the prior period presentation of financial data for the Rare Metals segment has been revised for comparative purposes.

TABLE 7: NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA RECONCILIATION

(In thousands, except share and per share data)

Adjusted Net Loss
	Three Months Ended September 30,
	2013	2012
Net loss attributable to Molycorp stockholders	$(69,929)	$(18,891)
Certain non-cash and other items:
Stock-based compensation	1,687	1,279
Inventory write-downs	20,264	14,976
Impact of purchase accounting on cost of inventory sold	2,151	18,067
Impairment of long-lived assets	3,454	—
Out-of-ordinary items:
Water removal	5,146	3,174
Molycorp Mountain Pass non-capitalizable costs	—	4,958
Business Expansion items:
Due diligence and other transaction costs	—	1,001
Other business expansion expenses	—	1,743
Release of tax provision	—	(15,100)
Income tax effect of above adjustments	(5,850)	(14,463)
Adjusted net (loss) income	(43,077)	(3,256)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
Adjusted net (loss) income attributed to common stockholders	$(45,923)	$(6,102)
Weighted average common shares outstanding	168,114,266	117,086,022
Adjusted net (loss) earnings per share	$(0.27)	$(0.05)

EBITDA and Adjusted EBITDA	Three months ended September 30, 2013

Operating loss	$(59,001)
Depreciation and amortization included in costs of sales	16,400
Depreciation, amortization and accretion	10,072
EBITDA	(32,529)

Stock-based compensation	1,687
Inventory write-downs	20,264
Impact of purchase accounting on cost of inventory sold	2,151
Impairment of long-lived assets	3,454
Water removal	5,146
Adjusted EBITDA	$173

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium. With 27 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. Through its Molycorp Advanced Water Technologies subsidiary, the Company markets and sells its proprietary, cerium-based advanced water purification technology called SorbX™ for use in municipal and industrial wastewater treatment, recreational water, and pool and spa water treatment markets. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to:  the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to complete its planned capital projects, such as its modernization and expansion efforts, including the achievement of an initial annual production rate of 19,050 metric tons at the Mountain Pass rare earth mine and processing facility, which we refer to as the Molycorp Mountain Pass facility, and reach full planned production rates for REO and other planned downstream products, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with the modernization and expansion efforts at the Molycorp Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to successfully integrate Neo Material Technologies, Inc. (now Molycorp Canada), with its operations; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the stockholder class action litigation, derivative litigation and the SEC investigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.